                                                                   Exhibit 10.16

================================================================================

                              SHAREHOLDER AGREEMENT

                                   dated as of

                                February 10, 1997

                                      among

                           URAL PETROLEUM CORPORATION,

                              CHELSEA CORPORATION.

                       RH. SMITH INTERNATIONAL CORPORATION

                                       and

                                J. THOMAS WILSON

================================================================================

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
                                    ARTICLE I
                                   Definitions

SECTION 1.1.     Definitions ..............................................    1

                                   ARTICLE II
                              Corporate Governance

SECTION 2.1.     The UPC Board of Directors ...............................    6
SECTION 2.2.     Information ..............................................    7
SECTION 2.3.     Voting of Shares .........................................    7

                                   ARTICLE III
                                   Standstill

SECTION 3.1.     Standstill ...............................................    8
SECTION 3.2.     Third Party Offers .......................................    9

                                   ARTICLE IV
                              Transfer Restrictions

SECTION 4.1.     Restrictions .............................................   10
SECTION 4.2.     Right of First Offer .....................................   11
SECTION 4.3.     Legend ...................................................   12
SECTION 4.4.     Compliance with Applicable Law ...........................   12
SECTION 4.5      Effect ...................................................   12

                                    ARTICLE V
                                Preemptive Rights

SECTION 5.1.     Preemptive Rights ........................................   13

                                   ARTICLE VI
                               Registration Rights

SECTION 6.1.     Incidental Registration ..................................   14
SECTION 6.2      Registration Procedures ..................................   15
SECTION 6.3      Indemnification ..........................................   18

                                                                            Page
                                                                            ----

                                   ARTICLE VII
                                   Termination


SECTION 7.1.     Termination ..............................................   19

                                  ARTICLE VIII
                                  Miscellaneous

SECTION 8.1.     Effectiveness ............................................   20
SECTION 8.2.     Notices ..................................................   20
SECTION 8.3.     Interpretation ...........................................   22
SECTION 8.4.     Severability .............................................   22
SECTION 8.5.     Counterparts .............................................   22
SECTION 8.6.     Entire Agreement; No Third Party Beneficiaries ...........   23
SECTION 8.7.     Further Assurances .......................................   23
SECTION 8.8.     Governing Law; Equitable Remedies ........................   23
SECTION 8.9.     Amendments; Waivers ......................................   23
SECTION 8.10.    Assignment ...............................................   24

            SHAREHOLDER AGREEMENT, dated as of February 10, 1997, among Ural Petroleum Corporation, a Delaware corporation ("UPC"), Chelsea Corporation, a Colorado corporation ("Chelsea"), R.H. Smith International Corporation, an Oklahoma corporation ("RHSI" and, together with Chelsea, the "Shareholders") and for purposes of Section 5.1, Article VI, Section 8.9 and the definitions relating thereto, J. Thomas Wilson ("Wilson").

            WHEREAS UPC and the Shareholders are parties to an Acquisition Agreement, dated as of December 16, 1996 (the "Acquisition Agreement"), and upon consummation of the transactions contemplated therein (the "Transactions"), the Shareholders will hold 6,000.06 shares (the "Contribution Shares") of Common Stock, no par value, of UPC (the "UPC Common Stock");

            WHEREAS UPC and Wilson are parties to a Stock Purchase Agreement, dated February 10, 1997 (the "Stock Purchase Agreement"), and upon consummation of the transactions contemplated therein, Wilson will hold 6,000.06 shares of UPC Common Stock; and

            WHEREAS the parties hereto wish to set forth their agreement concerning certain governance matters of UPC following consummation of the Transactions as well as certain matters relating to the Shareholders' ownership and disposition of the Contribution Shares and any other shares of UPC securities acquired by the Shareholders after the Effective Date (collectively, the "Shares").

            NOW, THEREFORE, in consideration of the mutual agreements and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                    ARTICLE I
                                   Definitions

            SECTION 1.1. Definitions. As used in this Agreement, the following terms shall have the following meanings:

            "Acquisition Agreement" has the meaning set forth in the recitals to this Agreement.

            An "affiliate" of any Person means any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person. For purposes of the definition of affiliate, "control" has the meaning specified in Rule 12b-2 under the Exchange Act as in effect on the date of this Agreement.

            "Applicable Law" shall mean, with respect to any Person, any statute, law, regulation, ordinance, rule, judgment, rule of common law, order, decree, award, Governmental Approval, concession, grant, franchise, license, agreement, directive, guideline, policy, requirement, or other governmental restriction or any similar form of decision of, or determination by, or any interpretation or administration of any of the foregoing by, any Governmental Authority, whether in effect as of the date hereof or thereafter and in each case as amended, applicable to such Person or its subsidiaries or their respective assets.

            "ASIC" means Anderman/Smith International - Chernogoskoye Partnership, a Colorado general partnership.

            A Person shall be deemed to "Beneficially Own", to have "Beneficial Ownership" of, or to be "Beneficially Owning" any securities (which securities shall also be deemed "Beneficially Owned" by such Person) that such Person is deemed to "beneficially own" within the meaning of Rule 13d-3 under the Exchange Act as in effect on the date of this Agreement; provided, however, that for purposes of this Agreement, the Shareholders shall be deemed to "Beneficially Own", to have "Beneficial Ownership" of, or to be "Beneficially Owning" all shares of UPC securities, which securities shall also be deemed "Beneficially Owned" (by such Shareholders), the Beneficial Ownership of which the Shareholders have a right to acquire pursuant to the elections set forth in Sections 2.6.2 and 2.6.5 of the Acquisition Agreement or otherwise, irrespective of whether such right is exercisable within 60 days. In determining the number of shares of UPC Securities the Shareholders shall be deemed to "Beneficially Own", to have "Beneficial Ownership" of, or to be "Beneficially Owning" pursuant to Sections 2.6.2 and 2.6.5 of the Acquisition Agreement, the Seller LLC Interest shall be Valued at US$12,000,000 less any distributions to Chelsea or RHSI pursuant to the Seller LLC Interest plus accrued unpaid Interest.

            "best efforts" with respect to any action subject to such a best efforts obligation shall mean all efforts to take such action as may be taken in a commercially reasonable manner.

            "Change of Control" with respect to UPC shall be deemed to have occurred at such time as a "person" or "group" (within the meaning of Sections

13(d) and 14(d)(2) of the Exchange Act) (i) becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Securities of UPC or (ii) otherwise obtains control of UPC.

            "Chelsea Designee" means such Person, reasonably acceptable to the UPC Board, as is designated by the Shareholders in accordance with Section 2.1, as such designation may change from time to time in accordance with this Agreement, to serve as members of the UPC Board pursuant to Section 2.1 hereof.

            "Contribution Shares" means the shares of UPC Common Stock contributed to the LLC by UPC pursuant to the Acquisition Agreement on the Effective Date.

            "Effective Date" means the date of the closing of the transactions contemplated by the Acquisition Agreement.

            "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

            "First Offer Price" has the meaning set forth in Section 4.2(a).

            "Future LLC Distributions" means Total LLC Distributions (excluding any Interest that may be paid on Future LLC Distributions) less any distributions made to the Shareholders pursuant to the Seller LLC Interests.

            "Governmental Approval" means any action, order, authorization, consent, approval, license, lease, ruling, permit, tariff, rate, certification, exemption, filing or registration by or with any Governmental Authority.

            "Governmental Authority" means any government or political subdivision thereof, governmental department, commission, board, bureau, agency, regulatory authority, instrumentality, judicial or administrative body having jurisdiction over the matter or matters in question.

            A "group" has the meaning set forth in Section 13(d) of the Exchange Act as in effect on the date of this Agreement.

            "Holder" shall mean a Shareholder or Wilson for purposes of Section
5.1 and Article VI.

            "Incentive Securities" has the meaning set forth in Section 5.1.

            "Interest" shall equal 10% per annum on an amount equal to $12,000,000 (U.S.) less any distributions to the Shareholders pursuant to the Seller LLC Interests (excluding any Interest paid prior thereto).

            The "LLC" means Ural Investments LLC.

            "LLC Agreement" means the limited liability company agreement of Ural Investments LLC, dated February 10, 1997.

            "Offered Shares" has the meaning set forth in Section 4.2(a).

            "Other UPC Holders" means the holders of the Other UPC Shares.

            "Other UPC Shares" means securities of UPC not held by the Shareholders or any of its affiliates.

            "Permitted Transferee" has the meaning set forth in Section 4.1.

            "Person" means any individual, group, corporation, firm, partnership, joint venture, trust, business association, organization, governmental entity or other entity.

            "Proposed Issuance" has the meaning set forth in Section 6.1.

            "Public Offering" means any offering of stock registered under the Securities Act.

            "Registrable Shares" means the Shares and any shares of UPC Common Stock held by J. Thomas Wilson.

            "Response Period" has the meaning set forth in Section 4.2(b).

            "Restricted Period" means the period that commences on the Effective Date and ends on the fourth anniversary of the Effective Date; provided, however, that if a Shareholder has converted its Seller LLC Interest into UPC Common Stock, the Restricted Period, with respect to such Shareholder, shall end on the earlier of (i) the fourth anniversary of the Effective Date and (ii) the later of (y) the second anniversary of the conversion of the Seller LLC Interest and
(z) the third anniversary of the Effective Date.

            "SEC" means the Securities and Exchange Commission or any successor governmental entity.

            "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

            "Seller LLC Interest" means the preferred limited liability company interest of Chelsea or RHSI in the LLC.

            "Selling Shareholder" has the meaning set forth in Section 4.2(a).

            "Shareholders", together with any subsidiary of the Shareholders that holds shares of UPC Common Stock, has the meaning set forth in the recitals to this Agreement.

            "Shares" has the meaning set forth in the recitals to this Agreement.

            "Subsidiary" means, with respect to any Person, as of any date of determination, any other Person as to which such Person owns, directly or indirectly, or otherwise controls, more than 50% of the voting shares or other similar interests.

            "Third Party Offer" means a bona fide offer to enter into a transaction by a Person other than the Shareholders or any of their respective affiliates or any other Person acting on behalf of the Shareholders or any of their respective affiliates which would result in a Change of Control of UPC or a transfer of all or substantially all of the assets of UPC.

            "Total LLC Distributions" means US$12,000,000 plus accrued unpaid Interest.

            "Transactions" has the meaning set forth in the recitals to this Agreement.

            "Transfer Notice" has the meaning set forth in Section 4.2(a).

            "UPC", together with any subsidiary of UPC that holds the UPC LLC Interest, has the meaning set forth in the recitals to this Agreement.

            "UPC Board" means the board of directors of UPC.

            "UPC Common Stock" has the meaning set forth in the recitals to this Agreement.

            "UPC LLC Interest" means the preferred limited liability company interest of UPC in the LLC.

            "UPC Voting Securities" means UPC Common Stock and any other issued and outstanding securities of UPC generally entitled to vote in the election of directors of UPC.

                                   ARTICLE II
                              Corporate Governance

            SECTION 2.1. The UPC Board of Directors.

            (a) So long as Chelsea and its affiliates collectively Beneficially Own Shares aggregating more than 10% of the UPC Voting Securities, upon written notice from Chelsea to UPC naming a Chelsea Designee, UPC shall cause such designee to become a director of UPC.

            (b) From the date of the election of a Chelsea Designee pursuant to
Section 2.1(a) until the earlier of (i) a reduction in the percentage Beneficial Ownership of Shares below the amount set forth in Section 2.1(a) and (ii) receipt of written notice by UPC from Chelsea that it no longer wishes to have a Chelsea Designee on the UPC Board, UPC shall use its best efforts to ensure that each slate of persons nominated by the UPC Board for election as directors of UPC includes a Chelsea Designee.

            (c) Chelsea shall use its best efforts to cause the Chelsea Designee to resign promptly following a reduction in its Beneficial Ownership of Shares below the amount specified in Section 2.1(a).

            (d) If at any time a Chelsea Designee ceases to be a member of the UPC Board and Chelsea continues to be entitled to a Chelsea Designee pursuant to
Section 2.1(a), UPC shall use its best efforts to cause the resulting vacancy on the UPC Board to be filled by a replacement Chelsea Designee at the next meeting of the UPC Board.

            (e) So long as Chelsea is entitled but declines to designate a Chelsea Designee, Chelsea shall be entitled to have an observer attend meetings of the UPC Board and to receive materials distributed to members of the UPC Board; provided, however, that any information received by such individual may be subject to appropriate confidentiality restrictions; provided, further, however, that such observer shall not be present at meetings of the UPC Board or receive materials distributed to members of the UPC Board (i) relating to issues which are subject to privilege concerns, or (ii) if the UPC Board reasonably believes that such attendance or distribution would constitute a breach by the members of the UPC Board of their fiduciary duties to the shareholders of UPC.

            SECTION 2.2. Information. In the event that Chelsea is not entitled to a Chelsea Designee pursuant to Section 2.1 and is entitled to Future LLC Distributions of US$2,000,000 or more, Chelsea shall be entitled to receive materials pertaining to ASIC which are distributed to members of the UPC Board, provided, however, that such materials may be subject to appropriate confidentiality restrictions; provided, further, however, that Chelsea shall not be entitled to receive materials distributed to members of the UPC Board (i) relating to issues which are subject to privilege concerns, or (ii) if the UPC Board reasonably believes that such distribution would constitute a breach by the members of the UPC Board of their fiduciary duties to the shareholders of UPC. Such right to such materials shall terminate immediately following a reduction in the Future LLC Distributions to which Chelsea is entitled to less than US$2,000,000.

            SECTION 2.3. Voting of Shares. During the Restricted Period, each of the Shareholders and their respective affiliates shall cause all Shares Beneficially Owned by it to be present for quorum and other purposes at all shareholder meetings of UPC. During the Restricted Period, so long as the Shareholders and their affiliates collectively Beneficially Own Shares aggregating more than 20% of the UPC Voting Securities, each of the Shareholders and their respective affiliates shall vote all Shares Beneficially Owned by it and entitled to vote, in favor of any director nomination recommended by the UPC Board for approval by shareholders.

                                   ARTICLE III
                                   Standstill

            SECTION 3.1. Standstill.

            (a) During the Restricted Period, so long as the Shareholders and their affiliates collectively Beneficially Own Shares aggregating more than 20% of the UPC Voting Securities, except as otherwise expressly provided in this Agreement, neither of the Shareholders nor any of their respective affiliates, alone or with any other Person or group, shall without the express written approval of the UPC Board directly or indirectly, (i) acquire any additional securities of UPC, (ii) take any action to acquire or affect control of UPC or to encourage or assist any other Person or group to do so, (iii) enter, propose to enter into, solicit or support any merger, business combination, Change of Control, restructuring or similar transaction involving UPC or any of its Subsidiaries, or purchase, acquire, propose to purchase or acquire or solicit or support the purchase or acquisition of any portion of the business, assets or securities of UPC or any of its Subsidiaries, (iv) seek additional representation on the UPC Board, the removal of any directors from the UPC Board, or a change in the size or composition of the UPC Board, (v) initiate or propose any securityholder proposal without the approval of the UPC Board, granted in accordance with this Agreement or make, engage in, or in any way participate in, any "solicitation" of "proxies" (as such terms are used in the proxy rules promulgated by the SEC under the Exchange Act) to vote, or seek to advise or influence any Person with respect to the voting of, any securities or request or take any action to obtain any list of security holders for such purposes with respect to any matter (or, as to such matters, solicit any Person in a manner that would require the filing of a proxy statement under Regulation 14A of the Exchange Act), (vi) deposit any securities in a voting trust or enter into any voting agreement or arrangement with respect thereto (other than this Agreement), (vii) make any public announcement concerning this Section 3.1 or disclose any intent, purpose, plan, arrangement or proposal inconsistent with the foregoing (including any such intent, purpose, plan, arrangement or proposal that is conditioned on or would require the waiver, amendment nullification or invalidation of any of the foregoing) or take any action that would require public disclosure of any such intent, purpose, plan, arrangement or proposal,
(viii) make any request to amend or waive any provision of this Section 3.1, which request would require public disclosure under applicable law, rule or regulation, (ix) take any action challenging the validity or enforeability of the foregoing or (x) assist, advise, encourage or negotiate with any Person with respect to, or seek to do, any of the foregoing.

            (b) Nothing in this Section 3.1 shall (i) restrict the right of the Chelsea Designee to vote on any matter as such individual believes appropriate in light of his or her duties to the shareholders of UPC; or (ii) prohibit the Shareholders from holding securities of UPC issued as dividends or distributions in respect of, or issued upon conversion, exchange or exercise of, Shares which the Shareholders are permitted to hold under this Agreement.

            SECTION 3.2. Third Party Offers. If, prior to the tenth anniversary of the Effective Date, UPC becomes the subject of a Third Party Offer that is
(a) approved by a majority of the UPC Board and (b) supported by the holders of a majority of the UPC Voting Securities (i) in the event of a Third Party Offer, the consummation of which does not require action by the holders of the UPC Voting Securities, that have taken a position on such transaction, other than the Shareholders, or (ii) in the event of a Third Party Offer, the consummation of which requires action of the holders of UPC Voting Securities, whether at a meeting or by written consent, that have voted in favor of such Third Party Offer, other than the Shareholders, at a time when the Shareholders and their affiliates collectively Beneficially Own Shares aggregating more than 20% of the UPC Voting Securities, UPC shall deliver a written notice to the Shareholders, briefly describing the material terms of such Third Party Offer, and each of the Shareholders shall, within ten business days after receipt of such notice, either (x) offer to acquire all or substantially all of the assets of UPC or the Other UPC Shares, as the case may be, on terms at least as favorable to the Other UPC Holders as those contemplated by such Third Party Offer or (y) confirm in writing that it will support, and at the appropriate time support, such Third Party Offer, including by voting and causing each of its affiliates to vote all Shares Beneficially Owned by such Shareholder eligible to vote thereon in favor of such Third Party Offer or, if applicable, tendering or selling and causing each of its affiliates to tender or sell all of the Shares Beneficially Owned by it to the Person making such Third Party Offer. For purposes of (b)(i) of the foregoing sentence of this Section 3.2, in order to determine whether a Third Party Offer is supported by other holders of UPC Voting Securities, UPC may use any reasonable method, taking into account confidentiality concerns, including engaging the services of a proxy solicitor or similar firm. The notice referred to in the first sentence of this Section 3.2 shall be delivered promptly after the approval of the Third Party Offer by the UPC Board and the determination of the support by the holders of a majority of the UPC Voting Securities who have taken a position on such transaction or the approval by the holders of a majority of the UPC Voting Securities that have voted in favor of such Third Party Offer, as the case may be.

                                   ARTICLE IV
                              Transfer Restrictions

            SECTION 4.1. Restrictions. Except in connection with a Third Party Offer as provided in Section 3.2 and subject to Section 4.2, neither of the Shareholders, nor any of their affiliates, shall, directly or indirectly, sell, transfer or otherwise dispose of any securities of UPC except in accordance with one of the following:

            (a) pursuant to a sale to any one Person or group in an amount less than 5% of the outstanding securities of any class of UPC; provided, however, that the Shares shall not be subject to this Section 4.1(a) following the fifth anniversary of the Effective Date and provided, further that the sale or transfer of the Contribution Shares shall not be subject to this Section 4.1(a);

            (b) pursuant to a merger, consolidation or other business combination of either of the Shareholders, where such Shareholder is not the surviving entity, or a sale of all or substantially all of such Shareholder's assets; provided, however, that the surviving or purchasing entity agrees to be bound by the terms of this Agreement; or

            (c) pursuant to a transfer of Shares by either of the Shareholders to an affiliate of such Shareholder, from an affiliate of the Shareholder to such Shareholder or between affiliates of such Shareholder (any such transferee shall be referred to herein as a "Permitted Transferee"), provided that in the case of any such transfer, such Shareholder shall have provided UPC with written notice of such proposed transfer at least 15 days prior to consummating such transfer stating the name and address of the Permitted Transferee, the relationship between the transferring shareholder and the Permitted Transferee, and the permitted transferee shall have executed a copy of this Agreement as a shareholder of UPC. If any Permitted Transferee to whom Shares have been transferred Pursuant to this Section 4.1 by a Shareholder ceases to be a Permitted Transferee, such Shares shall be transferred back to the transferring Shareholder immediately prior to the time such Person ceases to be a Permitted Transferee of such Shareholder. The transferring Shareholder and such Permitted Transferee shall be jointly and severally liable for any breach of this Agreement by such Permitted Transferee.

            SECTION 4.2. Right of First Offer.

            (a) If any Shareholder (the "Selling Shareholder") desires to transfer any Shares to any Person other than pursuant to Section 4.1(b) or 4.1(c), such Shareholder shall first give written notice (a "Transfer Notice") to that effect to UPC containing (i) the number of Shares proposed to be transferred (the "Offered Shares"), and (ii) the purchase price (the "First Offer Price") which such Shareholder proposes to be paid for the Offered Shares.

            (b) UPC shall have the irrevocable and exclusive right, (i) if the Offered Shares represent less than 10% of the then outstanding UPC Common Stock, for a period of 30 days or (ii) if the Offered Shares represent 10% or more of the then outstanding UPC Common Stock, for a period of 90 days, after the Transfer Notice is received (the "Response Period") to purchase, pursuant to the Transfer Notice, all or any part of the Offered Shares at the First Offer Price, exercisable by delivering a written notice to the Selling Shareholder within the Response Period, stating therein the number of Offered Shares UPC intends to purchase.

            (c) If, at the end of the Response Period, UPC has not given notice of its decision to purchase all of the Offered Shares, then a Selling Shareholder who has duly given such Transfer Notice shall be entitled for a period of 75 days beginning the day after the expiration of the Response Period to sell those Offered Shares which UPC does not intend to purchase at a price not lower than the First Offer Price and on terms not more favorable to the transferee than were contained in the Transfer Notice. Promptly after any sale pursuant to this Section 4.2, the Selling Shareholder shall notify UPC of the consummation thereof and shall furnish such evidence of the completion (including time of completion) of such sale and of the terms thereof as UPC may request.

            (d) If, at the end of any such 60-day period provided for in this
Section 4.2, the Selling Shareholder has not completed the sale of the Offered Shares, the Selling Shareholder shall no longer be permitted to sell any of such Offered Shares pursuant to this Section 4.2 without again fully complying with the provisions of this Section 4.2 and all the restrictions on sale, transfer, assignment or other disposition contained in this Agreement shall again be in effect.

            (e) Following a Public Offering of UPC Common Stock, the obligations of the Shareholders and the rights of UPC under this Section 4.2 shall not be triggered by the desire to sell or transfer or the actual sale or transfer by the Shareholders to any one transferee within a 90-day period of Shares aggregating less than 2% of the then outstanding UPC Common Stock.

            SECTION 4.3. Legend. Each certificate representing the Shares shall be stamped or otherwise imprinted with a legend in substantially the following form:

            The security evidenced by this certificate is subject to a Shareholder Agreement, dated as of February 10, 1997, between the Issuer and the Shareholders named therein. A copy of such Agreement is on file with the Issuer. This Security has been acquired for investment and has not been registered under the United States Securities Act of 1933, as amended (the "Securities Act") or the securities laws of any other jurisdiction, and may not be offered, sold or otherwise transferred, pledged or hypothecated (i) unless and until (A) registered under the Securities Act or the securities laws of any other jurisdiction, or (B) in the opinion of counsel, in form and substance satisfactory to the Issuer, such offer, sale, transfer, pledge or hypothecation is in compliance therewith and (ii) in accordance with the terms and conditions hereof and of the Acquisition Agreement.

            SECTION 4.4. Compliance with Applicable Law, Etc. The exercise of the rights of first offer set forth in Section 4.2 and the completion of any transfer or sale of Shares contemplated hereunder shall be subject to compliance with Applicable Law. UPC and each of the Shareholders shall cooperate with each other and shall take all such action, including, without limitation, obtaining all Governmental Approvals required to comply with Applicable Law in connection with the sale or transfer of the Shares pursuant to this Agreement. Each of UPC and the Shareholders shall bear its own costs and expenses in connection with obtaining any such Governmental Approvals, provided, however, that no Shareholder shall be required to bear any costs or expenses in order for another Shareholder to obtain any such Governmental Approvals.

            SECTION 4.5 Effect. Any purported transfer of securities that is inconsistent with the provisions of this Article IV shall be null and void and of no force or effect and will not be registered on the stock transfer books of UPC.

                                    ARTICLE V
                  Preemptive Rights and Additional Stock Sales

            SECTION 5.1. Preemptive Rights. Prior to a Public Offering of UPC Common Stock, the Holders shall be entitled to participate in all future sales or issuances by UPC of UPC Common Stock (or rights to acquire UPC Common Stock or securities convertible into, or exchangeable for, UPC Common Stock) to the extent necessary to maintain their proportionate fully diluted equity interest in UPC as that interest exists at the time of such issuance. UPC will provide the Holders with at least 20 days advance written notice of any such proposed sale or issuance (a "Proposed Issuance"), which notice shall contain all relevant information pertaining thereto (including without limitation the identity of the proposed beneficial and record owners of the UPC Common Stock to be issued or sold and the purchase price per share) and an offer to the Holders to participate in the Proposed Issuance (at a price per share and upon terms and conditions no less favorable than those provided to other offerees or purchasers of UPC Common Stock in the Proposed Issuance) to the extent necessary for the Holders to maintain their proportionate fully diluted equity interest in UPC. At the Holders' sole option, either of the Holders may participate in the Proposed Issuance by purchasing the full number of UPC Common Stock necessary to maintain its proportionate equity interest or any lesser number thereof. In the event the terms of the Proposed Issuance change, UPC will provide the Holders with a new 20-day advance notice period prior to consummating the transaction contemplated by the Proposed Issuance. All rights of the Shareholders under this Section 5.1 shall cease at such time as the Shareholders' collective Beneficial Ownership percentage of UPC Voting Securities is less than five percent. These preemptive rights shall not apply to the following sales or issuances: (i) pursuant to an employee stock option plan, stock purchase plan or similar benefit program, agreement or sale or issuance to directors, employees or consultants which sales or issuances do not exceed 15%, on a fully diluted basis, of the then outstanding capitalization of UPC ("Incentive Securities"); (ii) as consideration for the acquisition by UPC or any of its affiliates of all or a part of another business or the merger of any business entity with or into UPC or any of its affiliates; or (iii) issuances of securities described in Exhibit
5.1 hereof.

            SECTION 5.2 Additional Stock Sales. So long as the Shareholders and their Affiliates collectively Beneficially Own Shares aggregating more than 5%, of UPC Voting Securities, UPC shall not sell any securities, other than Incentive Securities, in any transaction which does not result in full and fair consideration being received therefor by UPC. Notwithstanding the foregoing, the Board of Directors shall remain subject to such fiduciary duties as are imposed by law with respect to such issuances of securities.

                                   ARTICLE VI
                               Registration Rights

            SECTION 6.1. Incidental Registration. If UPC proposes at any time to register the UPC Common Stock under the Securities Act (other than pursuant to a registration statement on Form S-8 or Form S-4 (or a similar successor form)) with respect to an offering of UPC Common Stock for its own account or for the account of any of its security holders, it will promptly give written notice thereof to the Holders (but in no event less than fifteen days before the anticipated filing date), and offer the Holders the opportunity to register such number of Registrable Shares as the Holders may request. Upon the written request of any such holder made within 30 days after the receipt of any such notice (which request shall specify the Registrable Shares intended to be disposed of by such holder and the intended method of disposition thereof), UPC will, subject to the terms of this Agreement, use its best efforts to include the Registrable Shares which UPC has been requested to register in such registration.

            (a) If the proposed registration by UPC is an underwritten Public Offering of UPC Common Stock, then UPC will use its best efforts to cause the managing underwriter or underwriters to include such Registrable Shares among those securities to be distributed by or through such underwriters (on the same terms and conditions as the UPC Common Stock of UPC included therein to the extent appropriate). Notwithstanding the foregoing, if in the reasonable judgment of the managing underwriters or underwriters, the success of the Public Offering would be adversely affected by inclusion of the Registrable Shares requested to be included, UPC shall include in such registration the number (if any) of Registrable Shares so requested to be included which in the opinion of such underwriters can be sold, but only after the inclusion in such registration of UPC Common Stock being sold by UPC. If, in the opinion of such underwriters, some but not all of the Registrable Shares may be included in such registration, all holders of Registrable Shares requested to be included therein shall share pro rata in the number of Registrable Shares requested to be included therein.

            (b) If, at any time after giving written notice of its intention to register UPC Common Stock and prior to the effective date of the registration statement filed in connection with such registration, UPC shall determine for any reason either not to register, or to delay registration of, such securities, UPC may, at its election, give written notice of such determination to each holder of Registrable Shares and, thereupon, (i) in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Shares in connection with such registration or (ii) in the case of a determination to delay registering, shall be permitted to delay registering any Registrable Shares, for the same period as the delay in registering such other UPC Common Stock.

            (c) The selection of the underwriters for any such offering shall be at the sole discretion of UPC.

            (d) UPC will pay expenses associated with the registration and sale of the Holders' Registrable Shares including without limitation legal, accounting, printing and distribution fees and expenses, except that any Holder whose Registrable Shares are registered pursuant to this Section 6.1 shall pay the registration fee associated with such Registrable Shares and for commissions and underwriting discounts payable with respect to such Holder's Registrable Shares.

            SECTION 6.2. Registration Procedures.

            (a) If and whenever UPC is required by the provisions of Section 6.1 hereof to effect the registration of Registrable Shares, UPC will as promptly as practicable:

            (i) furnish to each seller of Registrable Shares such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus included in such registration statement (including each preliminary prospectus and any summary prospectus), in conformity with the requirements of the Securities Act, such documents incorporated by reference in such registration statement or prospectus, and such other documents, as such seller may reasonably request to facilitate the disposition of Shares owned by such seller;

            (ii) use its best efforts to register or qualify the securities covered by such registration statement under such state securities or blue sky laws of such jurisdictions, if applicable, as shall be reasonably appropriate for distribution of the Registrable Shares; provided, however, that UPC shall not be required, solely in order to accomplish the foregoing, to qualify to do business as a foreign corporation in any jurisdiction where it would not otherwise be required to qualify, subject itself to taxation in any such jurisdiction or consent to general service of process in any such jurisdiction;

            (iii) advise the seller of Registrable Shares, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the SEC or any state securities commission or agency suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for that purpose and use its best efforts to prevent the issuance of any stop order to obtain its withdrawal if such stop order should be issued;

            (iv) notify each seller of Registrable Shares upon UPC's discovery that, or upon the happening of any event as a result of which any prospectus included in any registration statement which includes Registrable Shares, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and at the request of such sellers prepare and furnish to such sellers a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein necessary to make the statements therein not misleading in the light of the circumstances then existing;

            (v) use its best efforts to cause all such Registrable Shares to be listed on each securities exchange or inter-dealer quotation system on which the UPC Common Stock is then listed or will be listed following the Public Offering, provided that the applicable listing requirements are satisfied.

            (b) If any registration pursuant to Section 6.1 shall be in connection with an underwritten Public Offering and regardless of whether the Holders participate in such registration, the Holders agree not to, and agree to cause their affiliates not to, unless agreed to in writing by the managing under-writer or underwriters or UPC, effect any public sale or distribution, including any sale pursuant to Rule 144 of the Securities Act, of any Registrable Shares (other than as part of such underwritten Public Offering) within the period commencing on a date specified by the underwriter, not to exceed 30 days prior to the effective date of such registration statement, and ending on a date specified by the underwriter, not to exceed 180 days after the effective date of such registration statement or such shorter period as any other holder of securities of UPC being sold pursuant to the registration statement has agreed not to effect any public sale or distribution. The Holders agree that UPC may instruct its transfer agent to place stop transfer notations in its records to enforce this Section 6.2(b).

            (c) Each holder of Registrable Shares included in such registration agrees that, upon receipt of any notice from UPC of the occurrence of any event of the kind described in Section 6.2(a)(iv), it will forthwith discontinue the disposition of Registrable Shares pursuant to the registration statement relating to such Registrable Shares until its receipt of a supplemented or amended prospectus from UPC and, if so directed by UPC, will deliver to UPC all copies, other than permanent file copies, then in such seller's possession, of the prospectus relating to such Registrable Shares at the time of receipt of such notice; provided, that if the registration statement is for an underwritten Public Offering, the holders of Registrable Shares included in such registration will use their best efforts to cause the underwriters of such Public Offering to discontinue the disposition of Registrable Shares.

            (d) If any Registrable Shares are included in any registration pursuant to this Article VI, the seller of such Shares shall take such actions and furnish UPC with such information regarding itself and relating to the distribution of the Registrable Shares as UPC may from time to time reasonably request and as shall be required in connection with any registration, qualification or compliance referred to in this Agreement, including, without limitation, the following: (i) enter into an appropriate underwriting agreement containing terms and provisions then customary in agreements of that nature and cause each underwriter of the Registrable Shares to be sold to agree in writing with UPC to provisions with respect to indemnification and contribution that are substantially the same as set forth in Section 6.3 hereof; (ii) enter into such custody agreements, powers of attorney and related documents at such time and on such terms and conditions as may then be customarily required in connection with such offering; and (iii) distribute the Registrable Shares in accordance with and in the manner of the distribution contemplated by the applicable registration statement and prospectus.

            SECTION 6.3. Indemnification.

            (a) Indemnification by UPC. In the event of any registration of Registrable Shares pursuant to Section 6.1, UPC agrees to indemnify and hold harmless the seller of Registrable Shares and its directors and officers (each, an "Indemnified Person") from and against any and all losses, claims, damages, liabilities and expenses (including reasonable attorneys' fees and costs of investigation) to which such Indemnified Person becomes subject under the Securities Act or otherwise, insofar as such losses, claims, damages, liabilities or expenses arise out of or based upon (i) any untrue statement or alleged untrue statement of material fact contained in any registration statement under which such securities were registered or qualified under the Securities Act or otherwise, any preliminary prospectus, final prospectus or summary prospectus included therein, or any amendment or supplement thereto, or
(ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that UPC shall not be liable to such Indemnified Person in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with information furnished by such seller of Registrable Shares to UPC.

            (b) Indemnification by the Holders. Each of the Holders agree to indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 6.3(a)), UPC and its directors and officers and each other person, if any, who controls UPC within the meaning of the Securities Act arising out of or based upon (i) any untrue statement or alleged untrue statement of material fact contained in any registration statement under which such securities were registered or qualified under the Securities Act or otherwise, any preliminary prospectus, final prospectus or summary prospectus included therein, or any amendment or supplement thereto, or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission was made solely in reliance upon and in conformity with information furnished to UPC by such Holder for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement.

            (c) Defense of Claim. If any action or proceeding (including any governmental investigation) shall be brought or directed against any party hereto (or its officers, directors or agents), the party against whom indemnification is sought shall be permitted to (or, if requested, shall) assume the defense of such claim, including the employment of counsel and the payment of all expenses, unless a conflict of interest may exist which respect to such claim or differing or additional defenses may be available to the other party. If defense of a claim is assumed by an indemnifying party, the indemnified party shall not be liable for any settlement of such action or proceedings effected without their prior written consent. No indemnifying party shall not consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to the indemnified party of release from all liability in respect to such claim or litigation. Any party entitled to indemnification hereunder agrees to give prompt written notice to the other party of any written notice of the commencement of any action, suit, proceedings or investigation or threat thereof for which such party may claim indemnification or contribution pursuant to this Agreement; provided, however, that failure to give such notice shall not limit any party's right to indemnification or contribution hereunder. Notwithstanding the foregoing, an indemnified party hereunder shall always have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party.

                                   ARTICLE VII
                                   Termination

            SECTION 7.1. Termination.

            (a) Except with respect to sections of this Agreement which shall terminate on an earlier date as expressly provided herein, this Agreement shall automatically terminate, with respect to each Shareholder, on the date such Shareholder no longer Beneficially Owns any shares of UPC Common Stock.

            (b) This Agreement shall automatically terminate with respect to Wilson, on the date on which the percentage of UPC Common Stock Beneficially Owned by Wilson aggregates less than 5% of the then outstanding UPC Common Stock.

                                  ARTICLE VIII
                                  Miscellaneous

            SECTION 8.1. Effectiveness. This Agreement shall be effective as of the Effective Date.

            SECTION 8.2. Notices. All notices, requests and other communications hereunder shall be in writing and shall be delivered by hand, by nationally recognized courier service, by facsimile transmission, receipt confirmed or certified mail (postage prepaid, return receipt requested, if available):

                  (a)   if to UPC, to:

                        Ural Petroleum Corporation
                        125 Park Avenue, 8th Floor
                        New York, New York 10017
                        (T) (212) 479-2398
                        (F) (212) 479-2505
                        Attention: John B. Fitzgibbons

                        with a copy to:

                        Skadden, Arps, Slate, Meagher & Flom LLP
                        919 Third Avenue
                        New York, New York 10022
                        (T) (212) 735-3000
                        (F) (212) 735-2000
                        Attention: Eric L. Cochran, Esq.

                   (b)  if to Chelsea, to:

                        Chelsea Corporation
                        c/o St. Mary Land & Exploration Company
                        1776 Lincoln Street
                        Suite 1100
                        Denver, Colorado 80203
                        (T)
                        (F)
                        Attention: Mark H. Hellerstein
                                   John P. Congdon
                           with a copy to:

                           Cohen Brame & Smith
                           Professional Corporation
                           Attorneys At Law
                           1800 One United Bank Center
                           1700 Lincoln Street
                           Denver, Colorado 80203
                           (T)(303) 837-8800
                           (F)(303)894-0475
                           Attention: Roger C. Cohen, Esq.

                     (c)   if to RHSI, to:

                           Ralph H. Smith
                           Copper Oaks Center, Suite 800
                           7060 South Yale
                           Tulsa, Oklahoma 74136-5741
                           (T)
                           (F)

                           with a copy to:

                           Cohen Brame & Smith
                           Professional Corporation
                           Attorneys At Law
                           1800 One United Bank Center
                           1700 Lincoln Street
                           Denver, Colorado 80203
                           (T)(303)837-8800
                           (F)(303)894-0475
                           Attention: Roger C. Cohen, Esq.

                     (d)   if to Wilson, to:

                           J. Thomas Wilson
                           1776 Lincoln Street, Suite 9500
                           Denver, Colorado

                           with a copy to:

                           Cohen Brame & Smith
                           Professional Corporation
                           Attorneys At Law
                           1800 One United Bank Center
                           1700 Lincoln Street
                           Denver, Colorado 80203
                           (T)(303)837-8800
                           (F)(303)894-0475
                           Attention: Roger C. Cohen, Esq

Each such notice, request or communication shall be effective (A) if delivered by hand or by nationally recognized courier service, when delivered at the address specified in this Section 8.2 (or in accordance with the latest unrevoked written direction from such party), (B) if given by fax, when such fax is transmitted to the fax number specified in this Section 8.2 (or in accordance with the latest unrevoked written direction from such party), and the appropriate confirmation is received or (c) if by certified mail, upon mailing.

            SECTION 8.3. Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "included," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

            SECTION 8.4. Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the parties shall negotiate in good faith with a view to the substitution therefor of a suitable and equitable solution in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid provision; provided, however, that the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

            SECTION 8.5. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall, taken together, be considered one and the same agreement, it being understood that both parties need not sign the same counterpart.

            SECTION 8.6. Entire Agreement; No Third Party Beneficiaries. This Agreement together with the Acquisition Agreement and the LLC Agreement (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and (b) is not intended to confer upon any Person, other than the parties hereto, any rights or remedies hereunder.

            SECTION 8.7. Further Assurances. Each party shall execute, deliver, acknowledge and file such other documents and take such further actions as may be reasonably requested from time to time by the other party hereto to give effect to and carry out the transactions contemplated herein.

            SECTION 8.8. Governing Law; Equitable Remedies. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to equitable relief, including in the form of injunctions, in order to enforce specifically the provisions of this Agreement, in addition to any other remedy to which they are entitled at law or in equity.

            SECTION 8.9. Amendments; Waivers.

            (a) No provision of this Agreement may be amended or waived unless such amendment or waiver is in writing and signed, in the case of an amendment, by the parties hereto, or in the case of a waiver, by the party against whom the waiver is to be effective; provided, however that Wilson's consent is required only with respect to an amendment of Section 5.1, Article VI, Section 7.l(b), this Section 8.9 and the definitions relating thereto. Notwithstanding any provision herein to the contrary, if a majority of the directors of UPC determine in good faith to do so, such directors may seek to enforce, in the name and on behalf of UPC, the terms of this Agreement against the Holders.

            (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

            SECTION 8.10. Assignment.

            (a) Except as provided in subsections (b) and (c) of this Section 8.10, neither this Agreement nor any of the rights or obligations hereunder shall be assigned by either of the parties hereto without the prior written consent of the other party, except that either party may assign all its rights and obligations to the assignee of all or substantially all of the assets of such party including an acquisition through merger, provided that such party shall in no event be released from its obligations hereunder without the prior written consent of the other party. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns. Any attempted assignment in contravention hereof shall be null and void.

            (b) Chelsea may assign its rights pursuant to Section 6.1 hereof to no more than two Persons so long as such Persons shall have directly purchased UPC Common Stock from Chelsea. Upon the second such assignment, Chelsea shall no longer be entitled to rights under Section 6.2 hereof. If (i) the number of shares a direct transferee of UPC Common Stock from Chelsea holds would have entitled Chelsea to a Chelsea Designee on the UPC Board pursuant to Section 2.1 hereof or (ii) such transferee is entitled to Future LLC Distributions of US$2,000,000 or more, such transferee shall be entitled to the rights to which Chelsea would be entitled pursuant to Section 2.2 hereof. Following a transfer by Chelsea which entitles the transferee to such rights under Section 2.2, Chelsea shall no longer be entitled to rights under Section 2.2 hereof.

            (c) RHSI may assign its rights pursuant to Section 6.1 hereof to no more than one Person who has directly purchased UPC Common Stock from RHSI. Upon such assignment, RHSI shall no longer be entitled to rights under Section 6.2 hereof.

            IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered, all as of the date first set forth above.

                                        URAL PETROLEUM CORPORATION

                                        By: /s/ John B. Fitzgibbons
                                           -------------------------------------
                                           Name:  John B. Fitzgibbons
                                           Title: Chief Executive Officer


                                        CHELSEA CORPORATION

                                        By: /s/ Mark H. Hellerstein
                                           -------------------------------------
                                           Name:  Mark H. Hellerstein
                                           Title: President


                                        R.H. SMITH INTERNATIONAL
                                         CORPORATION

                                        By: /s/ Ralph H. Smith
                                           -------------------------------------
                                           Name:  Ralph H. Smith
                                           Title: President


                                        J. THOMAS WILSON

                                        /s/ J. Thomas Wilson
                                        ----------------------------------------

                                                                     Exhibit 5.1


                                                   Ural Petroleum Corporation
                                               January 31, 1997 Capital Structure

                                                                                      COMMON STOCK

                                                                                                           % Fully
              Shareholder                                Voting    Non-Voting        Total   % Issued      Diluted      % Voting
---------------------------------------------------------------------------------------------------------------------------------
Issued Shares
         Brunswick Fitzgibbons Trust Company          50,000.00          0.00    50,000.00      42.44%       23.20%        52.97%
         Sands Petroleum AB(6)                         9,000.09     23,400.00    32,400.09      27.30%       15.04%         9.53%
         Deltoc Asset Management Corporation           7,500.08          0.00     7,500.08       6.37%        3.48%         7.94%
         Van Eck Global                                6,000.06          0.00     6,000.06       5.09%        2.78%         6.36%
         J. T. Wilson                                  6,000.06          0.00     6,000.06       5.09%        2.78%         6.36%
         Chelsea Corporation                           5,608.47          0.00     5,608.47       4.76%        2.60%         5.94%
         [Sands Management TBD]                        2,550.03          0.00     2,550.03       2.16%        1.18%         2.70%
         *Aegis Energy Advisors Corp.                  2,400.02          0.00     2,400.02       2.04%        1.11%         2.54%
         777 Capital, LLC                              1,500.02          0.00     1,500.02       1.27%        0.70%         1.59%
         [Peman TBD]                                   1,500.02          0.00     1,500.02       1.27%        0.70%         1.59%
         H.H. Munchmeyer                               1,500.02          0.00     1,500.02       1.27%        0.70%         1.59%
         R.H. Smith International Corporation            391.59          0.00       391.59       0.33%        0.18%         0.41%
         G.A. Kellner                                    300.00          0.00       300.00       0.25%        0.14%         0.32%
         P.B. Kellner                                    150.00          0.00       150.00       0.13%        0.07%         0.16%
         ------------------------------------------------------------------------------------------------------------------------
         Issued Subtotal                              94,400.44     23,400.00   117,800.44        100%          55%          100%
---------------------------------------------------------------------------------------------------------------------------------
Authorized but not issued
         Unallocated Management Options (1)           32,320.67          0.00    32,320.67        N/A        15.00%
         Chelsea/Smith Option (2)                     30,000.00          0.00    30,000.00        N/A        13.92%
         Tranche Two Equity Placement (3)             30,000.00          0.00    30,000.00        N/A        13.92%
         Director Options (4)                          4,600.00          0.00     4,600.00        N/A         2.13%
         Allocated Management Options (5)                750.00          0.00       750.00        N/A         0.35%
         ------------------------------------------------------------------------------------------------------------------------
         Subtotal                                     97,670.67          0.00    97,670.67                      45%
---------------------------------------------------------------------------------------------------------------------------------
Fully Diluted Total                                  192,071.11     23,400.00   215,471.11

Total Authorized                                     225,000.00     25,000.00   250,000.00


                                                                 PREFERRED STOCK

                                                       Series A   Blank Check        Total
------------------------------------------------------------------------------------------
Issued Shares
         Brunswick Fitzgibbons Trust Company             280.00          0.00       280.00
         Sands Petroleum AB(6)                             0.00          0.00         0.00
         Deltoc Asset Management Corporation               0.00          0.00         0.00
         Van Eck Global                                    0.00          0.00         0.00
         J. T. Wilson                                      0.00          0.00         0.00
         Chelsea Corporation                               0.00          0.00         0.00
         [Sands Management TBD]                            0.00          0.00         0.00
         *Aegis Energy Advisors Corp.                      0.00          0.00         0.00
         777 Capital, LLC                                  0.00          0.00         0.00
         [Peman TBD]                                       0.00          0.00         0.00
         H.H. Munchmeyer                                   0.00          0.00         0.00
         R.H. Smith International Corporation              0.00          0.00         0.00
         G.A. Kellner                                      0.00          0.00         0.00
         P.B. Kellner                                      0.00          0.00         0.00
         ---------------------------------------------------------------------------------
         Issued Subtotal                                 280.00          0.00       280.00
------------------------------------------------------------------------------------------
Authorized but not issued
         Unallocated Management Options (1)
         Chelsea/Smith Option (2)
         Tranche Two Equity Placement (3)
         Director Options (4)
         Allocated Management Options (5)
         ---------------------------------------------------------------------------------
         Subtotal
------------------------------------------------------------------------------------------
Fully Diluted Total                                      280.00          0.00       280.00

Total Authorized                                         300.00      4,700.00     5,000.00

Notes:

(1)   Incentive options to be issued at or below market value
(2)   Note conversion assuming $12MM remaining value @ $400/share
(3)   Additional common stock issued at $333/share with no preemption
(4)   Assigned 8/96
(5)   Assigned 12/96
(6) The Sands Petroleum Non-Voting Common Stock will be issued following the transaction in a UPVL consolidation.
*     These shares will be in the form of options, rather than shares of stock.